UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 17, 2015
Date of Report (Date of earliest event reported)

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SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 17, 2015, Schweitzer-Mauduit International, Inc. (the “Company”) entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with SWM-Argotec, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of the Company (“Buyer”), Argotec Intermediate Holdings Two LLC, a Delaware limited liability company (“Seller”), Argotec Intermediate Holdings LLC, a Delaware limited liability company (“Argotec”), Argotec LLC, a Delaware limited liability company, Argotec Holdings LLC, a Delaware limited liability company (“Argotec Holdings”) and certain equity holders of Argotec Holdings LLC listed on the signature pages of the Purchase Agreement (the “Equity Holders”).

Pursuant to the Purchase Agreement, Buyer will purchase from the Seller all of the equity interests in Argotec and its subsidiaries (the “Transaction”). The purchase price to acquire Argotec and its subsidiaries is $280 million in cash (the “Base Purchase Price”), subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. The Transaction is expected to close in the fourth quarter of 2015, subject to the satisfaction or waiver of certain customary closing conditions.

The Purchase Agreement contains customary representations, warranties and covenants. Five percent of the Base Purchase Price will be placed in an escrow fund to secure the indemnification obligations of Seller for a period of 15 months following the closing of the Transaction. Seller’s indemnification obligations for breaches of its representations and warranties will be subject to an aggregate cap equal to eight percent of the Base Purchase Price, a per-claim threshold of $35,000 and an aggregate deductible of one percent of the Base Purchase Price, subject to certain exclusions. Representations and warranties of Seller will generally survive for 15 months after closing, subject to a longer survival period for certain specified representations.

The Purchase Agreement may be terminated: (a) by the mutual consent of Buyer and Seller; or (b) by either Buyer or Seller (i) if the closing has not occurred prior to December 31, 2015 (provided that the terminating party’s breach did not cause or result in the failure of the closing to occur before such date), (ii) if the other party materially breaches the Purchase Agreement (subject to a 10 day cure period) or (iii) in the event of the issuance of a final, nonappealable order or action of a governmental body permanently restraining, enjoining or otherwise prohibiting the Transaction. There is no fee associated with the termination of the Purchase Agreement

Seller, Argotec Holdings and certain of the Equity Holders have agreed to employee non-solicitation and non-disparagement covenants (subject to certain agreed upon exceptions) for a period of three years after the closing date. Seller, Argotec Holdings and certain of the Equity Holders have agreed to certain non-interference and non-competition covenants (subject to certain agreed upon exceptions) for a period of four years after the closing date.

The foregoing summary of certain material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company intends to finance the purchase price for the Acquisition through cash on hand and debt, either through an anticipated refinancing of the Company's existing credit facilities or the exercise of the accordion option in the Company’s existing credit facility (which will increase the borrowing capacity on the Company's credit facility by an additional $200 million).

Item 7.01	FD Disclosure.

On September 21, 2015, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The Company has scheduled a conference call to discuss the Transaction with investors and analysts at 8:30 a.m. eastern time on Tuesday, September 22, 2015.

The investor slides to be presented during the conference call are attached hereto as Exhibit 99.2.

To access the live and/or archived event, access this link: http://edge.media-server.com/m/p/xjjhxbss

The call can be accessed by dialing 877-445-2849 or 631-291-4808 for international calls, with access code 45804463. The information contained in, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this Current Report on Form 8-K or other filings the Company makes with the U.S. Securities and Exchange Commission.

The foregoing information in this Item 7.01 (including the exhibits referenced herein) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

2.1
Equity Interest Purchase Agreement, dated September 17, 2015, among Schweitzer-Mauduit International, Inc., SWM-Argotec, LLC, Argotec Intermediate Holdings Two LLC, Argotec Intermediate Holdings LLC, Argotec LLC, Argotec Holdings LLC and certain equity holders of Argotec Holdings LLC listed on the signature pages of the Purchase Agreement*.

99.1	Press Release, dated September 21, 2015, of Schweitzer-Mauduit International, Inc., announcing the entry into a definitive agreement to acquire Argotec Intermediate Holdings, LLC.

99.2	Investor presentation, dated September 22, 2015.
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* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Robert J. Cardin
Robert J. Cardin
Interim Chief Financial Officer
Corporate Controller and Principal Accounting Officer

Dated: September 21, 2015

INDEX TO EXHIBITS

Exhibit No.                    Description
_________    ___________________________________________________________________________________

2.1
Equity Interest Purchase Agreement, dated September 17, 2015, among Schweitzer-Mauduit International, Inc., SWM-Argotec, LLC, Argotec Intermediate Holdings Two LLC, Argotec Intermediate Holdings LLC, Argotec LLC, Argotec Holdings LLC and certain equity holders of Argotec Holdings LLC listed on the signature pages of the Purchase Agreement*.

99.1	Press Release, dated September 21, 2015 of Schweitzer-Mauduit International, Inc., announcing the entry into a definitive agreement to acquire Argotec Intermediate Holdings, LLC.

99.2	Investor presentation, dated September 22, 2015.
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* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.